Monaker Group, Inc. 8-K

Exhibit 10.3

Purchase Agreement

Between Monaker Group, Inc. (the “Purchaser”)

&

Michael Heinze, Michael Kistner and Rebecca Dernbach

(collectively the “Seller”)

This Agreement is made on this day, the 14th day of November, 2017 between Monaker Group, Inc. (the “Purchaser”) located at 2690 Weston Road, Suite 200, Weston, FL 33331 and (i) Michael Heinze, (ii) Michael Kistner and Rebecca Dernbach (collectively the “Seller”) with a principal place of business at 4313 Stanford Street, Chevy Chase, Maryland.

The Purchaser and the Seller are hereinafter referred to as “Parties” and individually referred to as “Party”.

1.

Key Terms of the Agreement are outlined below:

i.

GRANT OF RIGHTS: Seller hereby agrees to sell to the Purchaser a non-exclusive unrestricted copy of the Source Code of Software application or Platform as detailed in Schedule A to this Agreement.

ii.

PURCHASE PRICE: Purchaser agrees to pay Seller the following:

●	$75,000 USD on execution of this Agreement
●	And transfer Shares of the common equity of Monaker Group, Inc. with a value of $200,000. Collectively in the name of the Seller on execution of this Agreement.

The Parties mutually agree as under:-

○	The Purchaser shall have access to the Source Code only on receipt of the initial payment of $75,000 USD and receipt of share certificates
○	Seller shall have the right to put the stock to Purchaser in exchange for $125,000 USD after 6 months from signing of Agreement
○	Seller shall have the right to waive put option for up to 6 months from the signing of Agreement
○	If Seller has not waived its put option, Purchaser may offer Shares for sale to others provided the value conveyed to Purchaser is at least $125,000 USD

iii.

MODIFICATONS AND ENHANCEMENTS: Purchaser is allowed to create derivative works and enhance the software with such work being exclusively owned by the Purchaser. Purchaser acknowledges that the Seller is entitled to revenue share in the sale or licensing of the derivative work. Should Purchaser DESIRE TO SELL OR LICENSE such derivative work either to a third party or to any of Purchaser’s affiliates, PURCHASER AND SELLER WILL ENTER INTO A MUTUALLY AGREED, SEPARATE AGREEMENT FOR REVENUE PARTICIPATION.

iv.

WARRANTY LIMITATIONS: THE SOFTWARE AND ITS SOURCE CODE IS PROVIDED “AS IS.” SELLER DISCLAIMS ALL WARRANTIES, INCLUDING BUT NOT LIMITED TO, ALL EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SOME STATES DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

v.

REMEDY LIMITATIONS: Seller’s entire liability and Purchaser’s sole and exclusive remedy for breach of the foregoing warranty shall be Seller’s availability to work with Purchaser under commercially reasonable terms to repair the defects or replace the Software/Source Code.

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vi.

DAMAGE LIMITATIONS: NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING LOSS OF PROFITS, AND SELLERS’S LIABILIITY TO PURCHASER FOR ANY OTHER DAMAGES RELATING TO OR ARISING OUT OF THIS AGREEMENT WHETHER IN CONTRACT, TORT, OR OTHERWISE WILL BE LIMITED TO THE AMOUNT RECEIVED BY SELLER FROM PURCHASER AS COMPENSATION FOR THE SALE OF THE SOURCE CODE DURING THE 3 MONTH PERIOD IMMEDIATLELY PRIOR TO THE TIME SUCH CLAIM AROSE.

vii.

CONFIDENTIALITY: Purchaser will treat the Source Code as a trade secret and proprietary know-how with the same care as it treats its own confidential or proprietary information.

viii.

ARBITRATION: The Parties agree to submit any dispute under this License to binding arbitration under the rules of the American Arbitration Association in the following location: Chicago, Illinois. Judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to do so.

ix.

CLOSING CONDITIONS: Conditions to close include:

(a)

Initial payment of $75,000

3.

REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

a.

Authorization. This Agreement, when executed and delivered by Seller, will constitute a valid and legally binding obligation of Seller, enforceable in accordance with the Key Terms outlined in section 2 (above), except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.

Accredited Investor. Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

c.

Investment. Seller is acquiring the Shares from the sale of the copy of Source Code for Seller’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any “distribution” thereof for purposes of the Act. Seller understands that the Shares have not been, and will not be, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Seller’s representations as expressed herein.

d.

Rule 144. Seller acknowledges that the common shares in Monaker Group, Inc. (Shares) are restricted and unless they are registered under the Act the release of shares will be subject to Rule 144 promulgated under the Act which permit limited resale of shares purchased in a non-public transaction subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Shares, the availability of certain current public information about Purchaser, the resale occurring not less than six months after full consideration for the securities has been paid or given, the sale being effected through a “broker transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

e.

Statutory Disqualification. Neither Seller nor any of its officers, directors, controlling persons, employees, representatives, agents, affiliates, or any other person providing Services to Purchaser for or on behalf of Seller hereunder is or shall be during the term of this Agreement subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Rule 506(d) under the Act.

f.

Legends. Seller understands that each share certificate evidencing the Shares issued hereunder shall be endorsed with substantially the following legends:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACTS HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

g.

The Seller has listed the third-party software used by the Seller in Exhibit A. The Purchaser shall obtain valid licenses for use of all such third-party software listed in the Exhibit A.

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4.

REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

a.

Authorization: This Agreement, when executed and delivered by Purchaser, will constitute a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

b.

Issuance of the Shares: The Shares have been duly authorized and, when earned in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all of all liens, encumbrances, interests and restrictions, except for restrictions on transfer imposed by applicable securities laws.

c.

The Purchaser agrees and undertakes that in the event the Purchaser delays in making the payment or does not make the payment to the Seller against the put option exercised by the Seller, the Purchaser shall not have the right to use the Source Code or any derivative work created by the Purchaser.

5.

CONFIDENTIAL INFORMATION. Seller recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of Purchaser, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of Purchaser or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of Seller by reason of this engagement with Purchaser. Accordingly, Seller agrees that neither it nor any agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of Purchaser.

6.

TRADING PRACTICES. So long as Seller is in possession of any material non-public information of Purchaser, Seller shall not, directly or indirectly engage in the purchase or sale the common stock of Purchaser. During the Term of this Agreement, and for a period of one year after the termination of this Agreement, Seller shall not, directly or indirectly, engage in any short selling activities of the common stock of Purchaser.

7.

MISCELLANEOUS.

a.

Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this section.

If to PURCHASER at:	Monaker Group, Inc.
2690 Weston Road
Suite 200
Weston, FL 33331
Attention: William Kerby
Phone: 888 – 777 - 3333
Email Address: bkerby@monakergroup.com

If to SELLER at:	Mike Kistner
4313 Stanford Street,
Chevy Chase, Maryland

Phone: 48 665 996 559 or 1 602 723 0017
Email Address: mike.kistner@gmail.com

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b.

Entire Agreement. This Agreement contains the entire agreement of the Parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

c.

Amendment. This Agreement may be modified or amended if the amendment is made in writing and is signed by both Parties.

d.

Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

e.

Waiver of Contractual Right. The failure of either Party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that Party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

f.

Applicable Law. This Agreement and the rights and duties of the Parties hereto shall be construed and determined in accordance with the laws of the State of Illinois (without giving effect to any choice or conflict of law provisions).

g.

Arbitration. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The parties shall select a mutually acceptable arbitrator knowledgeable about issues relating to the subject matter of this Agreement. In the event the parties are unable to agree to such a selection, each party will select an arbitrator and the two arbitrators in turn shall select a third arbitrator, all three of whom shall preside jointly over the matter. The arbitration shall take place at a location that is reasonably centrally located between the parties, or otherwise mutually agreed upon by the parties. All documents, materials, and information in the possession of each party that are in any way relevant to the dispute shall be made available to the other party for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator(s) shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator(s) shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator(s) shall be final and binding on the parties, and judgment may be entered in conformity with the decision in any court having jurisdiction. The agreement to arbitration shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceeding, the parties shall continue to perform their respective obligations under this Agreement. The arbitrators shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees.

h.

Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

i.

Effect of Headings. The subject headings of the sections and subsections of this Agreement are included for convenience only and will not affect the construction of any of its provisions.

j.

Survival of Covenants. .. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.

k.

Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

l.

Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile or electronically.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SELLER

By:	/s/ Michael Kistner	Dated:	November 14, 2017
By Michael Kistner

(Duly authorized by Michael Heinze and Rebecca Dernbach)

PURCHASER

Monaker Group, Inc.

By:	/s/ Omar Jimenez	Dated:	14 November 2017
Omar Jimenez
COO / CFO

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EXHIBIT A

●

Telerik ASP.NET controls – paid license

●

iTextSharp – paid license

●

3D Vista – paid license

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